EXHIBIT 16.1


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

                                       October 19, 2001

 Dear Commissioners:

     We have read the statements made by the Wausau-Mosinee Paper
 Corporation Savings and Investment Plan (the "Plan") in Item 4 of Form 8-K dated October 19, 2001 which we understand will be filed with the Commission. We agree with the statements concerning our firm in such Item 4 of Form 8-K. We have no basis to agree or disagree with other statements of the Plan contained therein.

                                       Very truly yours,

                                       WIPFLI ULLRICH BERTELSON LLP

                                       /S/WIPFLI ULLRICH BERTELSON LLP